UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2020

EMERALD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803

(Address of principal executive offices)

(949) 396-0330

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Multi-Draw Credit Agreement

On April 29, 2020, Emerald Bioscience, Inc. (the “Company”) entered into an Amended and Restated Multi-Draw Credit Agreement (the “Amended Credit Agreement”) with Emerald Health Sciences, Inc. (the “Lender”), which amends and restates that certain Multi-Draw Credit Agreement, dated as of October 5, 2018 (the “Existing Credit Agreement”), by and between the Company and the Lender.

The Amended Credit Agreement provides for a credit facility to the Company in the principal amount of up to $20,000,000, which includes, without limitation, advances of at least $150,000 for each of May, June and July 2020. As of the date of the Amended Credit Agreement, the Company has made three drawdowns in an aggregate principal amount of $6,000,000, and has issued to the Lender warrants to purchase an aggregate of 7,500,000 shares of common stock of the Company (the “Common Stock”) at an exercise price of $0.50 per share of Common Stock, in accordance with the terms of the Existing Credit Agreement.

On December 20, 2019, the Company entered into a Warrant Exercise Agreement with the Lender (the “Warrant Exercise Agreement”), pursuant to which the Lender has exercised 40,800,000 of such warrants and paid the aggregate exercise price of approximately $4,080,000 for the related warrant shares in the form of a reduction in the corresponding outstanding principal amount under the Existing Credit Agreement. Upon consummation of the transactions under the Warrant Exercise Agreement, the total outstanding principal amount excluding discounts under the Existing Credit Agreement was $2,014,500.

In connection with each advance under the Amended Credit Agreement, the Company shall, absent of the Lender’s notice not to issue any warrant, issue to the Lender a warrant to purchase up to the number of shares of the Common Stock of the Company equal to the dollar amount of such advance divided by 0.50, at an exercise price of $0.35 per share of Common Stock. Warrants issued prior to the date of the Amended Credit Agreement shall not be modified, amended or altered by the terms of the Amended Credit Agreement and shall remain in full force and effect.

The Lender will, in its sole discretion, at the time of an advance, determine as to whether such advance will or will not be convertible into shares of Common Stock in the future. The Lender may, at its option, convert all or a part of the outstanding convertible advances made under the Amended Credit Agreement into shares of Common Stock at a fixed conversion price of $0.25 per share of Common Stock. However, all advances outstanding under the Existing Credit Agreement as of the date of the Amended Credit Agreement shall be deemed convertible by the Lender at a conversion price of $0.40 per share of Common Stock as set forth in the Existing Credit Agreement in the future.

Pursuant to the Amended Credit Agreement, the Company and the Lender have agreed to terminate that certain Registration Rights Agreement, dated as of October 5, 2018, by and between the Company and the Lender, and the Lender has agreed to defer all interest accrued and/or due under the Amended Credit Agreement, beginning the quarter ended June 30, 2020, until the Company completes a capital raise of at least $5,000,000. All other material terms of the Existing Credit Agreement, including, without limitation, the maturity date and interest rate, remain the same in the Amended Credit Agreement.

The foregoing description of the Amended Credit Agreement is not complete and is qualified in its entirety by reference to the text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The disclosure under Item 2.03 “Fourth Drawdown under Amended Credit Agreement” below is incorporated by reference in this Item 1.01.

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Paycheck Protection Program Promissory Note

On April 22, 2020, the Company entered into a Paycheck Protection Program Promissory Note (the “PPP Note”) in the principal amount of $116,700 (the “PPP Loan”) from City National Bank (the “PPP Loan Lender”). The PPP Loan was obtained pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration (“SBA”). The PPP Loan was disbursed by the PPP Loan Lender to the Company on April 24, 2020 (the “Disbursement Date”), and will mature two years from the Disbursement Date. The PPP Loan bears an interest at 1.00% per annum and is payable monthly commencing seven months from the Disbursement Date. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP Loan may only be used by the Company for payroll costs, costs for continuing group healthcare benefits, mortgage interest payments, rent, utility and interest on any other debt obligations that were incurred before February 15, 2020.

All or a portion of principal of the PPP Loan may be forgiven by the SBA and the PPP Loan Lender upon application by the Company within 60 days but not later than 120 days after loan approval and upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, and covered utilities during the eight week period commencing on the date of loan approval. For purposes of the CARES Act, payroll costs exclude compensation of an individual employee in excess of $100,000, prorated annually. Not more than 25% of the forgiveness amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages of employees with salaries of $100,000 or less annually are reduced by more than 25%. After approval of the forgiveness amount and 6 month deferral period, the PPP Loan Lender will provide the Company with written notification of re-amortization of the PPP Loan and the remaining balance.

Separation and Release Agreement

The disclosure under Item 5.02 “Separation of Chief Financial Officer” below is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Paycheck Protection Program Promissory Note

The disclosure under Item 1.01 “Paycheck Protection Program Promissory Note” above is incorporated by reference in this Item 2.03.

Fourth Drawdown under Amended Credit Agreement

Immediately upon entering into of the Amended Credit Agreement, the Company effected a fourth drawdown in the amount of $150,000 (the “Drawdown”) pursuant to the Amended Credit Agreement. The Drawdown bears an interest at 7% per annum and matures on October 5, 2022. The Company intends to use the net proceeds of the Drawdown for general corporate and working capital purposes.

In accordance with the terms of the Amended Credit Agreement, the Lender has elected that the Drawdown will not be convertible into shares of Common Stock and gave notice to the Company that no warrant will be issued in connection with the Drawdown at this time. Upon the occurrence of an Event of Default, as defined in the Amended Credit Agreement, the Lender may declare the entire outstanding principal amount of the loan, together with all accrued and unpaid interest thereon, immediately due and payable.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Chief Financial Officer

On April 29, 2020, the Company entered into a separation and release agreement (the “Separation Agreement”) with Doug Cesario. Mr. Cesario’s separation will be effective May 15, 2020 (the “Separation Date”), and he will remain the Company’s principal financial officer until the Separation Date.

Pursuant to the Separation Agreement, Mr. Cesario has agreed to certain ongoing cooperation obligations and to provide certain releases and waivers as contained in the Separation Agreement. As consideration under the Separation Agreement, the Company has agreed to provide Mr. Cesario compensation and benefits as follows: (i) through the Separation Date, an annualized base salary at the rate in effect for him as of the date of the Separation Agreement; (ii) a gross payment of $125,000 in consideration for the restrictive covenants contained in the Separation Agreement; and (iii) a continuation of health insurance benefits for reimbursement for a period of six months following the Separation Date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed hereto as Exhibit 10.2, and which is incorporated herein by reference.

Appointment of New Chief Financial Officer

Ms. Elena Traistaru will serve as the primary financial and accounting officer and Secretary of the Company, effective May 15, 2020, until the Company appoints a new permanent CFO.

Ms. Traistaru currently serves as the Chief Financial Officer of Emerald Health Bioceuticals Inc., a Delaware corporation (“EHB”) and an affiliate of the Company. She was appointed as Chief Financial Officer of EHB in October 2019. Ms. Traistaru has also served as the Corporate Controller for EHB and Emerald Health USA since November 2018. Ms. Traistaru has 30 years of diversified accounting finance experience in the biotechnology and pharmaceutical industries and telecommunications. Prior to joining EHB, Ms. Traistaru served as President and Chief Financial Officer of ET Accounting Consulting Service from February 2017 to October 2018, providing accounting consulting services to various businesses. Ms. Traistaru previously served as the U.S. Controller for Enigma Diagnostics, a developer of innovative molecular diagnostic technology, from February 2010 to February 2017, where she managed all aspects of accounting, finance, and human resources functions and supported the company’s operations department. Ms. Traistaru holds a bachelor’s degree in Accounting and Finance from Academy of Economic Studies, Bucharest, Romania.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amended and Restated Multi-Draw Credit Agreement, dated April 29, 2020, by and between Emerald Bioscience, Inc. and Emerald Health Sciences, Inc. Sciences, Inc.

10.2	Separation and Release Agreement, dated April 29, 2020, between Emerald Bioscience, Inc. and Doug Cesario

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD BIOSCIENCE, INC.

Dated: April 29, 2020	By:	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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